Exhibit 10.19

[English Translation]

Annex no. 4 to the Restructuring Agreement dated 02.02.2007

Concluded on 31.03.2009 in Poznan, by and between ING Bank Slaski Spólka Akcyjna with its registered office in Katowice, ul. Sokolska 34, entered in the Register of Businesses maintained by the District Court in Katowice, the Business Department of the National Court Register with the number KRS 0000005459, with the tax identification number NIP 634-013-54-75 and share capital of PLN 130,100,000 and the paid-up capital of PLN 130,100,000, the Branch in Poznan, ul. Piekary 7, hereinafter called “the Bank”, represented by:

1)	Malgorzata Borzycka – Senior Specialist for Corporate Clients’ Risk Assessment
2)	Malgorzata Kozanecka – Senior Specialist for Corporate Clients’ Risk Assessment

and

Miroslaw Kranik, domiciled at ul. Garbary 57/1, 61-758 Poznan, holder of the identity card no. ANY 356467 issued by the Mayor of Poznan, having the PESEL statistical number 54052510257, running the business “Sunset Suits, Men’s Fashion – Moda Meska” with its registered office at ul. Sienkiewicza 11, 62-320 Miloslaw, entered in the register maintained by the Municipal Office in Poznan with the number 15097/94/S, statistical number REGON 008223478, tax identification number NIP 778-004-14-54 hereinafter called “the Debtor”

and

I) FASHION SERVICE Spólka z ograniczona odpowiedzialnoscia with its registered office at ul. Sienkiewicza 11, 62-320 Miloslaw, with the statistical number REGON 300712607, entered in the Register of Businesses of the National Court Register with the number KRS 0000294354, the District Court for Poznan – Nowe Miasto and Wilda in Poznan, the 8th Business Department of the National Court Register, with the tax identification number NIP 778-14-50-551, with share capital of PLN 1,001,000.00 and the paid-up capital of PLN 1,001,000.00.

represented by:
Miroslaw Kranik – Chairman of the Management Board

hereinafter called “the Entity Acceding into the Debt I)”, which acceded into the debt under the agreement for a loan in PLN indexed with the exchange rate of the Swiss franc dated 01.03.2000 no. 885/KI/10/K/2000 with the subsequent annexes, restructured on the basis of the Restructuring Agreement no. 05/KG/CBK/03 dated 10.03.2003 as amended and the Restructuring Agreement dated 24.04.2006 and the Restructuring Agreement dated 02.02.2007 as amended, based on the Agreement for Accession into a Loan Debt dated 06.03.2008

and

II) SUNSET SUITS Spólka Akcyjna with its registered office at ul. Garbary 57, 61-758 Poznan, with the statistical number REGON 300388584, entered in the Register of Businesses of the National Court Register with the number KRS 0000265620, the District Court for Poznan – Nowe Miasto and Wilda in Poznan, the 8th Business Department of the National Court Register, with the tax identification number NIP 778-143-92-59, with share capital of PLN 83,120,000 and paid-up capital of PLN 83,120,000.

represented by:
Miroslaw Kranik – Chairman of the Management Board

hereinafter called “the Entity Acceding into the Debt II)”, which acceded into the debt under the agreement for a loan in PLN indexed with the exchange rate of the Swiss franc dated 01.03.2000 no. 885/KI/10/K/2000 with the subsequent annexes, restructured on the basis of the Restructuring Agreement no. 05/KG/CBK/03 dated 10.03.2003 as amended and the Restructuring Agreement dated 24.04.2006 and the Restructuring Agreement dated 02.02.2007 as amended, based on the Agreement for Accession into a Loan Debt dated 08.02.2007

§1

The Restructuring Agreement dated 02.02.2007, amended by annex no. 1 dated 30.08.2007, annex no. 2 dated 06.03.2008 and annex no. 3 dated 11.07.2008 shall be amended as follows:

1. §1, clause 3 shall read as follows:

“The Parties agree that the debt of the Debtor, the Entity Acceding into the Debt I) and the Entity Acceding into the Debt II) to the Bank under the loan agreement referred to in clause 1, as at 11.07.2008 totals PLN 5,634,100.51 (in words: five million six hundred and thirty-four thousand one hundred zloties 51/100) and comprises:

a)	the principal part of the loan of PLN 3,062,743.25;

b)	outstanding contractual interest as at the date of issue of the Bank Title of Enforcement in the amount of PLN 1,609,425.66;

c)	outstanding increased interest on overdue principal as at the date of issue of the Bank Title of Enforcement in the amount of PLN 299,178.32;

d)

outstanding interest on the principal part of the loan referred to in clause 3a) and on the interest referred to in clause 3b) and 3c), accrued from the date of issue of the Bank Title of Enforcement referred to in clause 2 to 01.02.2007, in the amount of PLN 499,752.47;

e)	outstanding contractual interest accrued from 02.02.2007 to 31.07.2007 in the amount of PLN 163,000.81.

2. §3, clause 1 shall read as follows:

“The Debtor, the Entity Acceding into the Debt I) and the Entity Acceding into the Debt II) shall be obliged to repay the total principal part of the debt as defined in §1, clause 3a) as follows:

a)	1 instalment in the amount of PLN 35,000.00 shall be payable by 17.04.2009;

b)	5 instalments in the amount of PLN 35,000.00 shall be payable on the last day of each month from 30.04.2009 to 31.08.2009;

c)	23 instalments in the amount of PLN 123,000.00 shall be payable on the last day of each month from 30.09.2009 to 31.07.2011;

d)	the principal instalment of PLN 23,743.25 constituting the final repayment of the loan shall be payable on 29.12.2011.

3. §3, clause 1’ shall read as follows:

“Due to the fact that the Entity Acceding into the Debt II) failed to satisfy the provisions of §8, clause 3i) in a timely manner, the following additional schedule of repayments of the principal defined in §1, clause 3a) is established:

a)	1 instalment in the amount of PLN 92,000.00 shall be payable by 17.04.2009;

b)	5 instalments in the amount of PLN 92,000.00 shall be payable on the last day of each month from 30.04.2009 to 31.08.2009;

c)	2 instalments in the amount of PLN 92,000.00 shall be payable on the last day of each month from 30.09.2009 to 31.10.2009;

d)	the principal instalment of PLN 10,400.00 constituting the final repayment of the principal part of the loan shall be payable on 30.11.2009.

Each repayment of an instalment specified in clause 1’ shall reduce the amount of the liability of the Entity Acceding into the Debt II) as set out in §8, clause 3i), while the repayments made shall be credited to the debt repayment starting from the last instalment specified in the repayment schedule presented in §1, clause 3a).

§2

The remaining part of the Restructuring Agreement dated 02.02.2007, as amended by annex no. 1 dated 30.08.2007, annex no. 2 dated 06.03.2008 and annex no. 3 dated 11.07.2008 shall remain unchanged.

§3

This Annex does not constitute a novation within the meaning of art. 506 of the Civil Code.

§4

This Annex shall enter into force upon signing by the parties.

§5

This Annex has been executed in four identical counterparts: one for the Bank, one for the Debtor and one for each of the Entities Acceding into the Debt.

[stamps and signatures]

As the guarantor of the bill, I accept all the terms and conditions of this Annex to the Restructuring Agreement dated 02.02.2007 as amended by annex no. 1 dated 30.08.2007, annex no. 2 dated 06.03.2008 and annex no. 3 dated 11.07.2008 and agree to the continuation of the guarantee.

Ewelina Ligocka-Kranik, domiciled in Krzyzanów 7, Srem commune, statistical number PESEL: 55061505906.